EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold Nixdorf, Incorporated, a corporation organized and existing under the laws of the State of Ohio, do for themselves and not for another, constitute and appoint Jonathan B. Leiken, or any one of them, a true and lawful attorney-in-fact in their names, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2018, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorneys-in-fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorneys-in-fact or either of them shall lawfully do or cause to be done by virtue hereof.

The undersigned have hereunto set their hands as of the date set opposite their signature.

Signature	Date

/s/ Patrick W. Allender	January 29, 2019
Patrick W. Allender

/s/ Bruce Besanko	January 29, 2019
Bruce Besanko

/s/ Ellen M. Costello	January 29, 2019
Ellen M. Costello

/s/ Phillip R. Cox	January 29, 2019
Phillip R. Cox

/s/ Richard L. Crandall	January 29, 2019
Richard L. Crandall

/s/ Alexander Dibelius	January 29, 2019
Alexander Dibelius

/s/ Dieter Duesedau	January 29, 2019
Dieter Duesedau

/s/ Gale S. Fitzgerald	January 29, 2019
Gale S. Fitzgerald

/s/ Gary G. Greenfield	January 29, 2019
Gary G. Greenfield

/s/ Robert S. Prather, Jr.	January 29, 2019
Robert S. Prather, Jr.

/s/ Alan J. Weber	January 29, 2019
Alan J. Weber